FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Report Under Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Current Report As Of August 28, 2008

Commission File Number  0-10147

DIATECT INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

California	82-0513509
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

875 Industrial Parkway
Heber City, Utah 84032
(Address of principal executive offices)

Registrant's telephone number including area code  (435) 654-4370

___________________________________
Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions.
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Introductory Note: This Form 8-K is filed to announce the trading of the Company’s shares on the Frankfurt Stock Exchange.  Disclosure is made under Item 8.01 Other Business.

Item 8.01 Other Business.

On approximately August 22, 2008, the shares of common stock of the Company received a trading symbol of “DI8” on the Open Market of the Frankfurt Stock Exchange.  The Open Market is referred to as  the Regulated Unofficial Market. The German word for stock exchange is Borse.  Using the German word may be helpful in finding and locating the market quotations on the Frankfurt Stock Exchange.

Our president, Mr. David Andrus, believes that trading on the Frankfurt Stock Exchange may provide the Company with additional exposure and create more interest in the trading market for the Company’s shares.  Diatect also trades on the OTCBB in the United States the with the symbol “DTCT”.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date   August 28, 2008.

Diatect International Corporation

By s/David H. Andrus
President